CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated August 27, 2010 on the financial statements and financial highlights of Portfolio 21 Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                    /s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 27, 2010